UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 12, 2017

     BROADVIEW NETWORKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-142946	11-3310798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Westchester Avenue
Rye Brook, NY 10573
(914) 922-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Merger Agreement
On April 13, 2017, Broadview Networks Holdings, Inc., a Delaware corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 12, 2017, with Windstream Holdings, Inc., a Delaware corporation ( “Parent”), and Beethoven Merger Subsidiary, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the Company to be acquired by Parent through a merger effected under Delaware law (the “Merger”). The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) in the Merger and as an indirect wholly owned subsidiary of Parent. A copy of the joint press release issued by the Company and Parent announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), that is issued and outstanding immediately prior to such effective time (excluding any dissenting shares and any shares held in the treasury of the Company or owned of record by any subsidiary of the Company or by Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the Effective Time) will be automatically converted into the right to receive cash consideration of $6.98 per share (the “Merger Consideration”), representing a total enterprise value of the Company of approximately $227,500,000. Each warrant that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any further action, be cancelled without any consideration paid therefor. The Merger Agreement does not provide for any portion of the Merger Consideration to be held in escrow or otherwise retained by Parent, and 100% of the aggregate Merger Consideration will be payable upon the closing of the Merger (excluding such amounts that are required to be withheld under the Internal Revenue Code of 1986, as amended, or any corresponding provision of applicable tax law).
The Merger Agreement contains customary representations and warranties for transactions of this type regarding, among other things, due organization and good standing, subsidiaries, charter documents, capitalization, SEC filings, financial statements, internal controls and procedures, the absence of certain changes since September 30, 2016, intellectual property rights, real property, material contracts, compliance with law, legal proceedings, governmental authorizations, regulatory matters, tax matters, employee benefit and labor matters, environmental matters, affiliate transactions, insurance, authority to enter into the Merger Agreement, consents, takeover laws, board approval of the Merger Agreement, the financial advisor opinion, broker’s fees, expenses of advisors, customers and vendors, the majority stockholder package and stockholder notice, the Foreign Corrupt Practices Act and government contracts. In addition, the Company has agreed, among other things, to conduct its business, in all material respects, in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and not to take certain specified actions during such period. The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants: (i) have been made only for purposes of the Merger Agreement; (ii) have been made subject to the qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement and by disclosures made by the Company in previous periodic and current filings with the Securities and Exchange Commission; (iii) were made subject to a contractual standard of materiality different from those generally applicable to investors; (iv) were made only as of the date of the Merger Agreement and/or such other dates specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.

The board of directors of the Company unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended that the Company’s stockholders approve and adopt the Merger Agreement and such transactions. In lieu of calling a meeting of the Company’s stockholders, the Company submitted a form of written consent to the holders of a majority of the aggregate voting power of the Common Stock (the “Stockholder Consent”), and, subsequent to the execution of the Merger Agreement, the Company obtained the written consent of such holders. Within fifteen (15) business days after receipt of the executed Stockholder Consent, the Company will mail to each of its stockholders a notice describing, among other things, the Merger and containing the notices of action by written consent, information regarding the availability of appraisal rights and other related disclosures, in each case, as required by the Delaware General Corporation Law.
The Merger is conditioned upon the satisfaction or waiver of the following customary conditions: (i) the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock shall have been obtained; (ii) certain required regulatory approvals shall have been obtained; (iii) the absence of any injunction or law prohibiting the consummation of the Merger; (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement); (v) the shares of Common Stock constituting dissenting shares not exceeding a certain specified percentage of the issued and outstanding shares of Common Stock; and (vi) certain other customary conditions relating to the parties’ respective representations and warranties in the Merger Agreement and the performance of their respective obligations in the Merger Agreement.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the terms of the Merger Agreement, as of the Effective Time, (i) the Company’s certificate of incorporation will, by virtue of the Merger, be amended and restated in its entirety to be in the form of the certificate of incorporation of Merger Sub and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the Merger Agreement, applicable law and such certificate of incorporation, and (ii) the Company’s bylaws will, by virtue of the Merger, be amended and restated in their entirety to be in the form of the bylaws of Merger Sub and, as so amended and restated, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the Merger Agreement, applicable law and such bylaws.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01    Other Events.
On April 13, 2017, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of April 12, 2017, by and among Windstream Holdings, Inc., Beethoven Merger Subsidiary, Inc., and Broadview Networks Holdings, Inc.
99.1	Joint Press Release issued by the Company and Parent, dated April 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADVIEW NETWORKS HOLDINGS, INC.
Date: April 14, 2017
	By:	/s/ Michael K. Robinson
Name: Michael K. Robinson Title: President and Chief Executive Officer